UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

Pollex, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49933 (Commission File Number)	95-4886472 (IRS Employer Identification No.)

2005 De La Cruz Blvd., Suite 235, Santa Clara, CA 95050
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (408) 350-7340

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation; Change in Fiscal year

On June 22, 2017, Pollex, Inc. (the “Company”) filed a certificate of amendment (the “Certificate”) to its articles of incorporation with the State of Nevada effectuating a reverse split of the Company’s common stock at a ratio of 1 for 300 (the “Reverse Split”). The Reverse Split became effective in the State of Nevada on July 12, 2017. The holders of a majority of the shares of common stock of the Company had previously approved the Reverse Split on June 8, 2017.

The Reverse Split was announced on the Daily List maintained by Financial Industry Regulatory Authority, Inc. on July 11, 2017, and took effect at the open of business on July 12, 2017. The temporary new symbol is PLLXD. The “D” will be removed 20 business days from July 12, 2017. As a result of the Reverse Split, each three hundred (300) shares of common stock issued and outstanding prior to the Reverse Split has been converted into one (1) share of common stock, and all options, warrants, and any other similar instruments convertible into, or exchangeable or exercisable for, shares of common stock have been proportionally adjusted. No fractional shares will be issued if, as a result of the Reverse Split, a stockholder would otherwise have been entitled to a fractional share. Instead, each fractional share was rounded up.

The Company’s shares of common stock will continue to trade on the OTCPink but will trade under a new CUSIP of 731511 200.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment dated June 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLLEX, INC.

Date: July 12, 2017	By:	/s/ Seong Sam Cho
Seong Sam Cho, President, Chief Executive Officer and Chief Financial Officer